SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 1999

                        PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                        0-20897                     95-4465729
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

                          Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 992-8999

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Item 5. Other Events

     On November 19, 1999, the California Department of Financial Institutions ("DFI") issued a Notice of Taking Possession of Property and Business of Pacific Thrift and Loan ("Pacific Thrift"). The Notice stated that the reason for the action was Pacific Thrift's failure to cure its net worth deficiency by not later than November 17, 1999, as directed in an earlier order issued on September 15, 1999. The DFI took possession of Pacific Thrift on November 19, 1999, and immediately named the Federal Deposit Insurance Corporation ("FDIC") as receiver for Pacific Thrift. The FDIC has announced its intention to liquidate Pacific Thrift.

     Also on November 19, 1999, PacificAmerica Money Center, Inc. (the "Company") filed a petition for reorganization with the Bankruptcy Court for the Central District of California, Woodland Hills Division. Management of the Company believes that this action was required to preserve the maximum value of the remaining assets of the Company for the benefit of all of the creditors of the Company. To the extent that the Company is able to realize any additional value from its assets after all creditors have been repaid, the Company seeks to preserve this value for its shareholders. The closure of Pacific Thrift has required the Company to discontinue all lending operations as of November 19, 1999.

     The Company has sought for the past year to recover from the effects of a sudden and severe drop in the market for subprime loans which occurred in the fall of 1998. In September 1998, the Company lost the major purchaser for its loans as a result of the adverse change in the market for subprime loans and the loss of liquidity in the loan securitization markets. On October 12, 1998, due to these adverse market conditions, Fremont General Corporation discontinued merger negotiations with the Company. On October 28, 1998, the Company was forced to close its wholesale loan division, which originated approximately 75% of the Company's monthly loan production at the time of its closure. From October 1998 to the present date, the Company has reported quarterly net losses as a result of reduced loan production and lower loan sale premiums. Throughout the past two years, the Company has sought to raise additional capital or to find a purchaser for Pacific Thrift, but it has been unable to complete a transaction. The Company was therefore unable to provide the necessary additional capital to prevent the takeover of Pacific Thrift by the DFI.

     Notwithstanding the closure of Pacific Thrift, the Company believes that the future cash flow from the interest-only strips it holds may exceed the Company's total obligations to its creditors. Nonetheless, the market for the sale of these interests has been virtually nonexistent since the market events of the fall of 1998. For this reason, the Company intends to use its best efforts to preserve its interests in these assets, so that the maximum realizable value from the assets may be realized by the Company for the benefit of all of its creditors and its stockholders.

     Except for historical information contained herein, statements in this

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report  are   forward-looking   statements   that  involve   certain  risks  and
uncertainties. Such risks include: the risk of loss of certain interest-only strips as a result of a security interest held by Merrill Lynch Mortgage Capital, Inc. in certain of these assets; the risk of loss of the assets as a result of further regulatory action by the FDIC; the risk of loss of the assets as a result of other actions by other creditors of the Company; and the inherent risk of loss on the interest-only strips receivable as a result of higher than anticipated prepayment rates, default rates and/or delinquency rates.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 23, 1999            PACIFICAMERICA MONEY CENTER, INC.


                                    By: /s/ JOEL R. SCHULTZ
                                        Joel R. Schultz
                                        President and Chief Executive Officer